--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                          SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.  20549

                                       FORM 8-A

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR (g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

                            FRIENDLY ICE CREAM CORPORATION
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         MASSACHUSETTS                              04-2053130
    (STATE OF INCORPORATION)           (I.R.S. EMPLOYER IDENTIFICATION NO.)

         1855 BOSTON ROAD
    WILBRAHAM, MASSACHUSETTS 01095                      01095
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)              (ZIP CODE)

    If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A(c) please check the following box.   / /

    If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), please check the following box. /X/

    Securities Act registration statement file number to which this form relates: 333-34633.

          Securities to be registered pursuant to Section 12(b) of the Act:

                                         NONE

          Securities to be registered pursuant to Section 12(g) of the Act:

                                    COMMON STOCK,
                               PAR VALUE $.01 PER SHARE
                                   (Title of class)

                          RIGHTS TO PURCHASE SERIES A JUNIOR
                           PREFERRED STOCK, $0.01 PAR VALUE
                                   (Title of class)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         A complete description of the Common Stock, $.01 par value per share, which is to be registered hereunder is contained under the caption "Description of Capital Stock" in the Prospectus forming a part of the Form S-1 Registration Statement (File No. 333-34633) (the "Registration Statement") of Friendly Ice Cream Corporation (the "Registrant"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). Such description is hereby incorporated by reference, and any description included in a form of Prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act shall be deemed to be incorporated herein by reference.

         A complete description of the Rights to Purchase Series A Junior Preferred Stock, $0.01 par value, which are to be registered hereunder, is contained under the caption "Description of Capital Stock" in the Prospectus forming a part of the Registration Statement of the Registrant, filed with the Securities and Exchange Commission under the Securities Act. Such description is hereby incorporated by reference, and any description included in a form of Prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act shall be deemed to be incorporated herein by reference.

Item 2.  EXHIBITS.

         A list of exhibits filed herewith or incorporated herein by reference is contained on the Exhibit Index which is incorporated herein by reference.

                                      SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                  FRIENDLY ICE CREAM CORPORATION



                                  By:   /s/ George G. Roller
                                       ----------------------------------------
                                            Name: George G. Roller
                                            Its: Vice President, Finance


Date: November 6 ,1997

                                    EXHIBIT INDEX


EXHIBIT                                                           SEQUENTIALLY
NUMBER        EXHIBIT                                             NUMBERED PAGE
-------       -------                                             -------------

  1.          Registrant's Registration Statement on Form S-1
              (File No. 333-34633), as filed with the Securities and Exchange Commission on August 29, 1997

  2.          Amendment No. 1 to the Registrant's Registration
              Statement on Form S-1, as filed with the Securities and Exchange Commission on October 6, 1997

  3.          Amendment  No. 2 to the Registrant's Registration
              Statement on Form S-1, as filed with the Securities and Exchange Commission on October 20, 1997

  4.          Amendment No. 3 to the Registrant's Registration
              Statement on Form S-1, as filed with the Securities and Exchange Commission on November 6, 1997

  5.          Restated Articles of Organization of the Registrant
              (Incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1
              (File No.  333-34633))

  6. Amended and Restated By-laws of the Registrant, as amended (Incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (File No. 333-34633))

  7. Specimen certificate evidencing the Common Stock of the Registrant (Incorporated by reference to Exhibit 4.4 to the Registrant's Registration Statement on Form S-1 (File No. 33-34633))

  8. Form of Rights Agreement between the Registrant and the Rights Agent, including Form of Certificate of Designation of Series A Junior Preferred Stock, $0.01 par value, and Form of Rights Certificate (Incorporated by reference to Exhibit 4.3 to the Registrant's Registration Statement on Form S-1
              (File No. 333-34633))